Exhibit 99.1

NEXT-GENERATION OMNIPOD® INSULIN PUMP CLEARED BY FDA

New Tubeless Insulin Pump is More than One-Third Smaller and One-Quarter Lighter

BEDFORD, MA, December 14, 2012—Insulet Corporation (NASDAQ: PODD), the leader in tubeless insulin pump technology, today announced that the Company has received 510(k) clearance from the U.S. Food and Drug Administration (FDA) for the next-generation OmniPod® Insulin Management System. The new OmniPod insulin pump is more than one-third smaller and one-quarter lighter than the original model, while maintaining the same 200-unit insulin reservoir capacity and easy-to-use features. In addition to the smaller, lighter Pod, the new OmniPod System includes an updated Personal Diabetes Manager (PDM) that also features a series of enhancements.

“The OmniPod revolutionized insulin delivery with its tubeless and wireless design when it was introduced in 2005 and today, the next-generation OmniPod raises the bar for insulin pump therapy again,” said Duane DeSisto, President and Chief Executive Officer of Insulet. “We are thrilled to have received FDA approval and it is my hope that our new Omnipod insulin pump will continue to make living with diabetes easier for our customers across the United States.”

“When technology can make diabetes management easier for my patients, they have better clinical outcomes,” said Steve Edelman, MD, Clinical Professor of Medicine at the University of California at San Diego and founder of Taking Control of Your Diabetes (TCOYD), a not-for-profit organization with the goal of teaching and motivating patients in diabetes self-care. “As an OmniPod wearer myself, I love its ease of use and no tubing! Now with its smaller and sleeker design, it will make it even easier for more people to take control of their diabetes.”

“Preparations are underway to launch the new OmniPod, including training of healthcare professionals and transitioning the rest of our manufacturing production,” said Mr. DeSisto. “We expect that these initiatives will take approximately two to three months to complete and anticipate our first shipments in the U.S. to occur in late Q1 2013. Like the System itself, converting our current OmniPod users to the new system has been designed to be extremely easy as to ensure a seamless transition.”

Customers are encouraged to keep informed via http://www.MyOmniPod.com/NewOmniPod where the Company will publish its latest information about the exact timing and availability of the new OmniPod System, including details on how current users will be converted. Additionally, current users will receive direct notification from the Company when the conversion process is commencing.

While performing its launch preparation initiatives, Insulet continues to collaborate closely with healthcare providers and patients so they can enjoy the many benefits of the current OmniPod today.

About the OmniPod Insulin Management System

The OmniPod® Insulin Management System is the world’s first tubeless insulin pump. The OmniPod offers people living with insulin-requiring diabetes all the benefits of insulin pump therapy, with freedom and ease. The tubing-free OmniPod insulin pump has just two easy-to-use parts: the discreet, waterproof Pod, which automatically inserts and can be worn on many parts of the body to hold and deliver insulin; and the Personal Diabetes Manager (PDM), a hand-held device that wirelessly programs the Pod, calculates suggested doses and has a built-in blood glucose meter. For more information on the OmniPod insulin pump, please visit: http://www.myomnipod.com.

Forward-Looking Statement

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934 concerning Insulet’s expectations, anticipations, intentions, beliefs or strategies regarding the future, including those related to its planned expansion of sales of the next generation OmniPod System in the U.S. and abroad, product demand, the market acceptance of our next generation OmniPod System, regulatory matters and financial performance. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the Company’s dependence on the OmniPod System; Insulet’s ability to increase customer orders and manufacturing volumes; adverse changes in general economic conditions; impact of healthcare reform legislation; potential supply problems or price fluctuations with sole source or other third-party suppliers on which Insulet is dependent; international business risks; Insulet’s inability to obtain adequate coverage or reimbursement from third-party payors for the OmniPod System and potential adverse changes in reimbursement rates or policies relating to the OmniPod; potential adverse effects resulting from competition with competitors; technological innovations adversely affecting the Company’s business; potential termination of Insulet’s license to incorporate a blood glucose meter into the OmniPod System; conflicts with the intellectual property of third parties, including claims that Insulet’s current or future products infringe the proprietary rights of others; adverse regulatory or legal actions relating to the OmniPod System; failure of Insulet’s contract manufacturers or component suppliers to comply with FDA’s quality system regulations; product liability lawsuits that may be brought against Insulet; reduced retention rates; unfavorable results of clinical studies relating to the OmniPod System or the products of Insulet’s competitors; potential future publication of articles or announcement of positions by physician associations or other organizations that are unfavorable to Insulet’s products; the expansion, or attempted expansion, into foreign markets; the concentration of substantially all of Insulet’s manufacturing capacity at a single location in China and substantially all of Insulet’s inventory at a single location in Massachusetts; Insulet’s ability to attract and retain key personnel; Insulet’s ability to manage its growth; intense competition among distributors of diabetes supplies impairing Insulet’s business; failure to retain key supplier and payor partners; the expansion of Insulet’s distribution network; and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 28, 2012 in the section entitled “Risk Factors,” and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

About Insulet Corporation

Insulet Corporation (NASDAQ: PODD) is an innovative medical device company dedicated to making the lives of people with diabetes easier. Through its OmniPod Insulin Management System, Insulet seeks to expand the use of insulin pump therapy among people with insulin-dependent diabetes. The OmniPod is a revolutionary and easy-to-use tubeless insulin pump that features just two parts and fully-automated cannula insertion. Insulet’s subsidiary, Neighborhood Diabetes, is a leading distributor for diabetes products and supplies, delivered through a high touch customer service model. Founded in 2000, Insulet Corporation is based in Bedford, Mass.

Contact:

Stephanie Marks for Insulet Corporation

ir@insulet.com

877-PODD-IR1 (877-763-3471)

Erich Sandoval for Insulet Corporation

pr@insulet.com

917-497-2867